Exhibit 16.1

PricewaterhouseCoopers LLP Suite 1500 101 E. Kennedy Blvd. Tampa FL 33602
Telephone (813) 229 0221
Facsimile (813) 229 3646
www.pwc.com

March 7, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Walter Industries, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Form 8-K/A of Walter Industries, Inc. dated December 20, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP